                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                    October 4, 1996
                                   (Date of Report)


                                  SOLV-EX CORPORATION
                (Exact Name of Registrant as specified in its charter)


                                     New Mexico
                    (State or other jurisdiction of incorporation)


                0-9897                           85-0283729
       (Commission File Number)     (IRS Employer Identification Number)


            500 Marquette N.W., Suite 300, Albuquerque, New Mexico   87102
             (Address of principal executive offices including zip code)


                                    (505) 243-7701
                 (Registrant's telephone number including area code)


                                    Not Applicable
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

    Solv-Ex Corporation (the "Company") has received a copy of a complaint filed in the United States District Court for the Southern District of New York against the Company, its Chairman John S. Rendall, its President W. Jack Butler, and its Senior Vice President, Herbert M. Campbell II. The complaint alleges various allegations of purported securities fraud and common law fraud. The named plaintiff in this purported class action is Alfonso L. Sedita, a person who has served as plaintiff in at least one other class action in the last three years.

    Management believes that the complaint is based on a mischaracterization of previous announcements by the Company and on statements taken out of context. The Company has only recently received the complaint and has not answered or otherwise formally responded to it. The Company believes that the complaint is inadequate on a number of grounds and is replete with half truths, misstatements and omissions. The Company also believes that the complaint may be a continuation of efforts by unknown individuals to cause irreparable damage to Solv-Ex and its shareholders. The Company intends to vigorously defend this action.

                                     -2-

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 11, 1996                 SOLV-EX CORPORATION
                                        (Registrant)


                                        By /s/ Herbert M. Campbell II
                                          -----------------------------------
                                          Herbert M. Campbell II,
                                          Senior Vice President


                                      -4-